Exhibit 99.1

ARMSTRONG ENERGY, INC. ANNOUNCES CONFERENCE CALL

TO REVIEW RESULTS FOR THE THIRD QUARTER OF 2013

ST. LOUIS, MO (November 6, 2013) – Armstrong Energy, Inc. (“Armstrong Energy”) announced today that it will host a conference call on Thursday, November 14, 2013 at 2:30 p.m. Central Time (3:30 p.m. Eastern) to review Armstrong Energy’s results for the fiscal quarter ended September 30, 2013. A news release announcing the results of the third quarter of 2013 will be issued on Thursday, November 14, 2013 before market open.

During the call, J. Hord Armstrong, Armstrong Energy’s Chairman and Chief Executive Officer, Martin D. Wilson, Armstrong Energy’s President, and J. Richard Gist, Armstrong Energy’s Chief Financial Officer, will provide a review of the third quarter performance and business highlights. A question and answer session will follow prepared remarks.

The toll free dial-in number to participate live on this call is (877) 870-4263. For callers outside the U.S., the number is (412) 317-0790. A replay will be available on Armstrong Energy’s website for approximately 30 days.

About Armstrong Energy, Inc.

Armstrong Energy is a diversified producer of low chlorine, high sulfur thermal coal from the Illinois Basin, with both surface and underground mines. Armstrong Energy controls approximately 322 million tons of proven and probable coal reserves in Western Kentucky and currently operates seven mines. Armstrong Energy also owns and operates three coal processing plants and river dock coal handling and rail loadout facilities which support its mining operations.

Cautionary Statement about Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Armstrong Energy’s final prospectus filed with the Securities and Exchange Commission on October 15, 2013.